Exhibit 99.1

Macromedia (Nasdaq: MACR)

Summary Financial Results

(in millions, except per share data and percentages)

	Three Months Ended Mar 31		Fiscal Year Ending Mar 31
	2003	2002	2003	2002
Net Revenues	$83.6	$76.3	$336.9	$326.5
EPS-GAAP	$0.11	($1.42)	$0.03	($5.31)
EPS-Pro Forma	$0.13	($0.10)	$0.40	($0.48)

Macromedia Reports Fourth Quarter and Fiscal Year 2003 Results

SAN FRANCISCO, Calif.—April 30, 2003—Macromedia (Nasdaq: MACR) today announced its fourth quarter and fiscal year 2003 financial results. Net revenues for the three months ended March 31, 2003 were $83.6 million, compared with net revenues of $76.3 million reported for the comparable period a year ago. Net income for the three months ended March 31, 2003 was $6.9 million, or $0.11 per diluted share, compared to a net loss of $83.4 million, or $1.42 per share, for the comparable quarter a year ago. Pro forma net income for the three months ended March 31, 2003 was $8.3 million, or $0.13 per diluted share, compared to a pro forma net loss of $6.1 million or $0.10 per share for the comparable quarter a year ago.

Net revenues for the fiscal year ended March 31, 2003 were $336.9 million, compared with net revenues of $326.5 million for the prior fiscal year. Net income for the twelve months ended March 31, 2003 was $1.6 million, or $0.03 per diluted share, compared to a net loss of $308.8 million, or $5.31 per share, for the prior fiscal year. Pro forma net income for fiscal year 2003 was $24.7 million, or $0.40 per diluted share, compared to a pro forma net loss of $28.1 million, or $0.48 per share, for the fiscal year 2002. See “Pro Forma Results” below for an explanation of pro forma adjustments.

“We made a lot of progress this year, returning to revenue growth and profitability while investing strongly in new products,” said Rob Burgess, chairman and CEO, Macromedia. “Our vision of radically improving the experience people have on the Internet is resonating with everyone. The coming year for us is all about execution as we launch more products and services than ever before.”

Business Initiatives Update

In the past quarter, Macromedia has made advances across its three major business initiatives: design/development software, information convenience software, and mobile and device software.

Design/Development Software

Macromedia Studio MX Plus, a special Windows edition that adds Macromedia Contribute, Macromedia FreeHand MX, and a DevNet Resource Kit Special Edition for the same price began shipping this quarter. Macromedia FreeHand MX was also introduced, which added the Macromedia MX interface, increased Mac OS X support, and Macromedia Flash integration. Macromedia Flash MX Data Connection Kit, released this quarter, includes Firefly components that jumpstart the development of rich Internet applications through pre-built connections to a range of data sources.

Macromedia DevNet is a new software subscription service. Developers and enterprises pay an annual fee for access to a comprehensive set of tools, servers, extensions, components, and other resources, some of which are available first to DevNet subscribers.

Information Convenience Software

The Macromedia Information Convenience product family provides solutions that enable non-technical professionals to create and deliver great information experiences without intricate technical training. Macromedia Breeze, the product family added with last quarter’s acquisition of Presedia, enables companies to deliver presentation and training content online as Macromedia Flash content using Microsoft PowerPoint to author their content.

Macromedia also unveiled an entirely new product direction this quarter with Macromedia Central. Macromedia Central builds on Macromedia Flash Player to provide an application metaphor that brings Internet applications offline, combining the responsiveness of desktop applications with the flexibility of web applications. The product will be out this summer, and will provide a whole new way for Macromedia Flash developers to sell applications and content.

Macromedia Contribute, which shipped its first version in December, really established itself as a strong new product, moving more than 40,000 units since its launch.

Mobile and Device Software

During the quarter, Macromedia signed an agreement with Japanese mobile phone operator NTT DoCoMo, Inc. to bring Macromedia Flash support to i-mode, DoCoMo’s proprietary 2G/3G mobile Internet platform, in Japan. Macromedia also announced the availability of Macromedia Flash Player 6 for Pocket PC 2002 devices such as those from Casio, HP, and Toshiba this quarter. LeapFrog Enterprises, Inc. will be utilizing Macromedia Flash in one of the company’s new learning platforms, the Leapster portable learning system, scheduled for release in the fall.

Industry Awards

Macromedia products were recognized by a variety of organizations.

— Reader’s Choice Award, Macromedia Flash Communication Server MX, Streaming Media Magazine

— Best Up and Coming Streaming Company, Streaming Media Magazine

— Productivity Award, Business Integration and Data Tools, ColdFusion MX, 13th Annual Software Development Excellence and Productivity Awards

Business Outlook—First Quarter Fiscal Year 2004

For the quarter ending June 30, 2003, Macromedia expects net revenues to be in the range of $80 to $85 million, with gross margins in the 88 to 90 percent range, and operating profit margin between 5 and 10 percent. For the fiscal year ending March 31, 2004, the company expects net revenues to increase 10 to 20 percent from fiscal year 2003 results and expects operating profit margin to be between 10 and 20 percent. These forward-looking statements are subject to risks and uncertainties discussed below and actual results may differ materially.

Pro Forma Results

Macromedia’s pro forma results for the three and twelve months ended March 31, 2003 and 2002, differ from corresponding results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated results from operations:

•	Non-cash charges for:

•	The amortization of deferred stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant;

•	The amortization of acquired intangible assets;

•	Impairments and related write-downs of certain acquired intangible assets; and

•	The write-off of acquired in-process research and development associated with business combinations.

•	Costs and related expenditures associated with our fiscal year 2002 restructuring plan to deliver cost synergies associated with our March 2001 acquisition of Allaire Corporation.

•	Cash gains from non-marketable cost-basis investments.

•	Losses on non-marketable cost-basis and available-for-sale investments resulting from an other-than-temporary decline in the fair-market value of these investments.

•	Loss resulting from our equity investment in AtomShockwave in fiscal year 2002.

•	Net charges for certain litigation settlements.

•	Cash gain on the sale of acquired technology.

Pro forma results for the three and twelve months ended March 31, 2003 and 2002, reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates. See the attached reconciliation of GAAP and pro forma results.

Reclassifications

Historical net revenues and expenses have been reclassified to conform to the current year’s presentation. These reclassifications did not impact current or previously recorded net income. These reclassifications, which involved the presentation of shipping and handling fees billed and certain out-of-pocket expenses reimbursed by customers, will be more fully described in our report 10-K to be filed with the Securities and Exchange Commission.

Conference Call

Macromedia’s fourth quarter and fiscal year 2003 financial results teleconference and simultaneous webcast is scheduled to begin at 2:30 p.m. Pacific Time/ 5:30 p.m. Eastern Time on Wednesday, April 30, 2003. To access the live webcast, please visit http://www.macromedia.com/MACR/ at least 30 minutes prior to the start of the conference call to download any necessary audio or plug-in software. A replay of the conference call will be available on the company’s website. The conference call will also be broadcasted using our new product Breeze. The url for the presentation is http://www.macromedia.com/macromedia/ir/macr/quarter/conference_call.html.

About Macromedia

Experience matters. Macromedia (www.macromedia.com) is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling and memorable experiences—on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note about Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties, such risk and uncertainties include those related to general adverse economic conditions in the markets in which we participate, customer acceptance of new products and services and new versions of existing products, the risk of adequately evolving our internal systems and processes in a dynamic business environment, new regulations and other legislative actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets, including, but not limited to, foreign policies, market instability, and regulations in the applicable foreign countries, the risk of integrating newly acquired technologies and products, the impact of competition, the risk of delays in product development and release dates, the economic condition in the domestic and significant international markets in which the company operates, dependence on the growth of the Internet, quarterly fluctuations of the operating results, the dependence on distributors and risks of product returns, risk associated with potential litigations, volatility of the company’s stock and other risks detailed from time to time in the company’s filings with the SEC, including without limitation, its annual report on Form 10-K for the fiscal year ended March 31, 2002, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

MACROMEDIA, INC. Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (Loss) (In thousands, except per share data) (unaudited)
	For the Three Months Ended March 31, 2003				For the Three Months Ended March 31, 2002
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$83,594	$—		$83,594	$76,282	$—		$76,282
Cost of revenues	8,288	—		8,288	10,638	(16	)(4)	10,622

Gross profit	75,306	—		75,306	65,644	16		65,660

Operating expenses:
Sales and marketing	36,381	—		36,381	37,544	(171	)(4)	37,373
Research and development	21,372	—		21,372	26,079	(173	)(4)	25,906
General and administrative	8,063	—		8,063	10,913	(42	)(4)	10,871
Amortization of intangible assets	414	(414	)(1)	—	28,489	(28,489	)(1)	—
Acquired in-process R&D	357	(357	)(2)	—	—	—		—
Restructuring expenses	—	—		—	42,281	(42,281	)(5)	—

Total operating expenses	66,587	(771)		65,816	145,306	(71,156)		74,150

Operating income (loss)	8,719	771		9,490	(79,662)	71,172		(8,490)
Other income (expense):
Interest income and other, net	846	—		846	854	—		854
Loss on non-marketable investments	—	—		—	(595)	595	(6)	—
Litigation settlement	(1,500)	1,500	(5)	—	(2,900)	2,900	(3)	—

Total other income (expense)	(654)	1,500		846	(2,641)	3,495		854

Income (loss) before income taxes	8,065	2,271		10,336	(82,303)	74,667		(7,636)
Provision (benefit) for income taxes	1,133	934	(7)	2,067	1,111	(2,638	)(7)	(1,527)

Net income (loss)	$6,932	$1,337		$8,269	$(83,414)	$77,305		$(6,109)

Net income (loss) per common share
Basic	$0.11				$(1.42)
Diluted	$0.11			$0.13	$(1.42)			$(0.10)
Weighted average common shares outstanding used for basic and diluted net income (loss) per common share
Basic	60,760				58,945
Diluted	62,470			62,470	58,945			58,945

Macromedia’s pro forma results for the three months ended March 31, 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(1)	The amortization of acquired intangible assets of $414 and $28,489 for the three months ended March 31, 2003 and 2002, respectively.
(2)	The write-off of acquired in-process research and development associated with business combinations of $357 for the three months ended March 31, 2003.
(3)	A litigation charge of $1,500 was recorded at March 31, 2003 related to a previously disclosed lawsuit. During the quarter ended March 31, 2002, the Company paid a $100 legal settlement and separately recorded a $2,800 charge for an unrelated court awarded settlement in a patent infringement case. Subsequently, the Company and the plaintiff entered into a settlement agreement whereby the claims of both parties were dismissed. As a result, the $2,800 charge and related accrued liability were reversed in the period ended June 30, 2002.
(4)	The amortization of non-cash stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant of $402 for the three months ended March 31, 2002.
(5)	Costs of $42,281 for the three months ended March 31, 2002, associated with the March 2001 acquisition of Allaire Corporation and our subsequent restructuring plan.
(6)	Loss on a non-marketable cost-basis investment resulting from an other-than-temporary decline in the fair-market value of this investment of $595 for the three months ended March 31, 2002.
(7)	Pro forma results for the three months ended March 31, 2003 and 2002 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (Loss) (In thousands, except per share data) (unaudited)
	For the Fiscal Year Ended March 31, 2003				For the Fiscal Year Ended March 31, 2002
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$336,913	$—		$336,913	$326,498	$—		$326,498
Cost of revenues	36,170	(45	)(1)	36,125	44,050	(62	)(1)	43,988

Gross profit	300,743	45		300,788	282,448	62		282,510

Operating expenses:
Sales and marketing	145,297	(122	)(1)	145,175	170,851	(294	)(1)	170,557
Research and development	92,385	(89	)(1)	92,296	110,118	(265	)(1)	109,853
General and administrative	36,168	(26	)(1)	36,142	43,693	(68	)(1)	43,625
Amortization of intangible assets	7,556	(7,556	)(2)	—	114,532	(114,532	)(2)	—
Acquired in-process R&D	357	(357	)(3)	—	—	—		—
Restructuring expenses	—	—		—	81,820	(81,820	)(8)	—
Impairment of intangible assets	17,316	(17,316	)(4)	—	—	—		—

Total operating expenses	299,079	(25,466)		273,613	521,014	(196,979)		324,035

Operating income (loss)	1,664	25,511		27,175	(238,566)	197,041		(41,525)
Other income (expense):
Interest income and other, net	3,682	—		3,682	6,400	—		6,400
Loss on non-marketable investments, net	(148)	148	(5)	—	(6,980)	6,980	(5)	—
Gain on sale of acquired technology	1,000	(1,000	)(6)	—	—	—		—
Loss on equity affiliate	—	—		—	(36,016)	36,016	(9)	—
Litigation settlement	(1,178)	1,178	(7)	—	(31,402)	31,402	(7)	—

Total other income (expense)	3,356	326		3,682	(67,998)	74,398		6,400

Income (loss) before income taxes	5,020	25,837		30,857	(306,564)	271,439		(35,125)
Provision (benefit) for income taxes	3,448	2,723	(10)	6,171	2,266	(9,291	)(10)	(7,025)

Net income (loss)	$1,572	$23,114		$24,686	$(308,830)	$280,730		$(28,100)

Net income (loss) per common share
Basic	$0.03				$(5.31)
Diluted	$0.03			$0.40	$(5.31)			$(0.48)
Weighted average common shares outstanding used for basic and diluted net income (loss) per common share
Basic	60,170				58,190
Diluted	61,190			61,190	58,190			58,190

Macromedia’s pro forma results for fiscal years 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(1)	The amortization of non-cash stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant of $282 and $689 for fiscal years 2003 and 2002, respectively.
(2)	The amortization of acquired intangible assets of $7,556 and $114,532 for fiscal years 2003 and 2002, respectively.
(3)	The write-off of acquired in-process research and development associated with business combinations of $357 for fiscal year 2003.
(4)	Impairments and related write-downs of certain acquired intangible assets of $17,316 for fiscal year 2003.
(5)	Net losses on non-marketable cost-basis and available-for-sale investments of $148 and $6,980 for fiscal years 2003 and 2002, respectively, resulting from the other-than-temporary decline in the fair-market value of these investments, partially offset by cash gains from non-marketable investments.
(6)	Cash gain on the sale of acquired technology of $1,000 in fiscal year 2003.
(7)	Fiscal year 2002 included: $28,500 cash settlement for a previously disclosed class-action lawsuit; a $100 legal settlement; and a $2,800 charge for a court awarded settlement in a patent infringement case. Subsequently, the Company and the plaintiff in the patent infringement matter entered into a settlement agreement whereby the claims of both parties were dismissed. As a result, the $2,800 charge and related accrued liability were reversed in the period ended June 30, 2002. Fiscal year 2003 reflects: The $2,800 reversal noted above; a cash settlement of $2,500 in a previously disclosed legal matter; and a litigation charge of $1,500 was recorded at March 31, 2003 related to a previously disclosed lawsuit.
(8)	Costs of $81,820 for fiscal year 2002, associated with the March 2001 acquisition of Allaire Corporation and our subsequent restructuring plan.
(9)	Loss resulting from out equity investment in AtomShockwave of $36,016 for fiscal year 2002.
(10)	Pro forma results for fiscal years 2003 and 2002 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)
	March 31, 2003	March 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$215,586	$161,971
Accounts receivable, net	27,610	24,181
Prepaid expenses and other current assets	13,546	20,691
Deferred income taxes	10,314	9,854

Total current assets	267,056	216,697
Property and equipment, net	34,856	49,189
Intangible assets, net	205,918	226,579
Other non-current assets	19,593	25,373

Total assets	$527,423	$517,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,714	$6,719
Accrued liabilities and income taxes payable	49,735	56,082
Accrued restructuring	11,024	12,224
Unearned revenues	33,916	24,791

Total current liabilities	101,389	99,816
Accrued restructuring, non-current	20,064	30,809
Other non-current liabilities	6,440	6,492

Total liabilities	127,893	137,117

Total stockholders’ equity	399,530	380,721

Total liabilities and stockholders’ equity	$527,423	$517,838